Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  ANUBIS CORP.

         The following Restated Certificate of Incorporation of Anubis Corp., the original Certificate of Incorporation of which was filed with the Delaware Secretary of State on May 12, 1988, was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law;

                                ARTICLE 1 - NAME

         The name of the corporation is Anubis Corp.

                     ARTICLE 2 - REGISTERED OFFICE AND AGENT

         The registered office of the corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                              ARTICLE 3 - PURPOSES

         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                            ARTICLE 4 - CAPITAL STOCK

         4.1) The aggregate number of shares the corporation has authority to issue shall be 25,000,00 shares of which 20,000,000 shares of the par value of $.01 shall be designated as "Common Stock", 3,000,000 of the par value of $.01 shall be designated as "Class B Common Stock" and 2,000,000 of the par value of $.01 shall be designated as "Preferred Stock".

         4.2) The Board of Directors has the authority, without first obtaining approval of the stockholders of the corporation, or any class thereof:

                  (a) To grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the corporation of any class now or hereafter authorized, to any person, including officers and directors of the corporation, upon such terms and conditions as the Board may deem appropriate.

                  (b) To make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus, upon such terms as the Board may deem appropriate.

                  (c) To the extent permitted by the applicable laws of the State of Delaware, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip,

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         notes, evidences of indebtedness, or other securities or obligations of any kind by whomsoever issued; and to the extent permitted by law, to guarantee or assume liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity.

                  (d) To establish, by resolution adopted and filed in the manner provided by law, one or more series of Class B Common Stock and to fix the powers, preferences, rights, and limitations of such class or series.

                  (e) To establish, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the powers, preferences, rights and limitations of such class or series.

         4.3) No holder of shares of the corporation of any class now or hereafter authorized has any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warranties for such shares, which may at any time be issued, sold or offered for sale by the corporation.

         4.4) No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

                         ARTICLE 5 - MEETINGS AND BOOKS

         Meetings of the stockholders may be held outside the State of Delaware, as the Bylaws may provide. Elections of directors need not be by written ballot unless and except to the extent that the Bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                            ARTICLE 6 - INCORPORATOR

         The name and mailing address of the incorporator are as follows:

         Timothy M. Heaney
         1100 International Centre
         900 Second Avenue South
         Minneapolis, MN 55402

                              ARTICLE 7 - DIRECTORS

         7.1) The powers of the incorporator shall terminate upon the filing of the Certificate of Incorporation, whereafter the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and shall qualify are:

               Name                     Mailing Address
               ----                     ---------------
        Carter G. Bishop             1221 Nicollet Mall
                                     Minneapolis, Minnesota 55403

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        Sheldon T. Fleck             1221 Nicollet Mall
                                     Minneapolis, Minnesota 55403

        James A. Ionson              6141 Nightsheet Hill
                                     Columbia, Maryland 21045

         7.2) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be so further eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing provisions of this Section 7.2 by the stockholders of the corporation shall not adversely affect a right or protection of a director of the corporation existing at the time of such repeal or modification.

                           ARTICLE 8 - INDEMNIFICATION

         8.1) The corporation shall indemnify, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

         8.2) The corporation shall, to the fullest extent authorized or permitted by law as now enacted or hereafter amended, pay the expenses incurred by persons identified in the preceding Section 8.1 in defending such action, suit or proceeding in advance of the final disposition of the same.

         8.3) The rights conferred on any person pursuant to this Article 8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statutes, other provisions of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         8.4) The Board of Directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification or other rights granted pursuant to this Article 8, against expense, liability or loss, whether or not the corporation would have the power to indemnify such persons against such expense, liability or loss under the Delaware General Corporation Law, as now enacted or hereafter amended.

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                     ARTICLE 9 - COMPROMISE OR ARRANGEMENTS

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said application shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                               ARTICLE 10 - BYLAWS

         The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, subject to the power of the stockholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the General Corporation Law of Delaware.

             ARTICLE 11 - AMENDMENT OF CERTIFICATE OF INCORPORATION

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, said Anubis, Corp. has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 31st day of May, 1988.

                                             ANUBIS CORP.

                                             /s/ Sheldon T. Fleck
                                                 Its President
Attest:
/s/ Marilyn J. Hall
Its Secretary



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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                                  ANUBIS CORP.

         Anubis Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That Article 1 of the Certificate of Incorporation of the corporation has been amended to read as follows:

                                "ARTICLE 1 - NAME

           The name of the corporation is CE Software Holdings, Inc."

         SECOND: That the aforesaid amendment was duly adopted by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That written notice of the taking of such corporate action without a meeting by less than unanimous written consent has been given to those stockholders who have not consented in writing.

         IN WITNESS WHEREOF, Anubis Corp. has caused this Certificate to be signed by its President and attested by its Secretary this 6th day of April, 1990.

                                               ANUBIS CORP.


                                               By  /s/  Richard A. Skeie
                                                        Richard A. Skeie
                                                        Its President

Attest:


/s/ John S. Kirk
John S. Kirk, Its Secretary






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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CE SOFTWARE HOLDINGS, INC.

         CE Software Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delware, does hereby certify:

         FIRST: That Section 4.1 of Article 4 of the Restated Certificate of Incorporation of the Corporation has been amended to read as follows:

                           "ARTICLE 4 - CAPITAL STOCK

                  4.1 The aggregate number of shares the corporation has authority to issue shall be 15,000,000 shares, of which 10,000,000 shares of the par value of $.02 shall be designated as "Common Stock", 3,000,000 shares of the par value of $.01 shall be designated as "Class B Common Stock, and 2,000,000 of the par value of $.01 shall be designated as "Preferred Stock"."

         SECOND: That the aforesaid amendment was duly adopted by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That written notice of the taking of such corporate action without a meeting by less than unanimous written consent has been given to those stockholders who have not consented in writing.

         IN WITNESS WHEREOF, CE Software Holdings, Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 18th day of April, 1990.

                                   CE Software Holdings, Inc.


                                   By /s/ Richard A. Skeie
                                            Richard A. Skeie, President

Attest:


/s/ John S. Kirk
John S. Kirk, Secretary


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                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           CE SOFTWARE HOLDINGS, INC.

         CE Software Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That Section 4.1 of Article 4 of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

                           "ARTICLE 4 - CAPITAL STOCK

                  4.1 The aggregate number of shares the corporation has authority to issue shall be 7,000,000 shares, of which 2,000,000 shares of the par value of $.10 shall be designated as Common Stock, 3,000,000 shares of the par value of $.01 shall be designated as Class B Common Stock and 2,000,000 of the par value of $.01 shall be designated as Preferred Stock. All of the shares of Common Stock of the corporation of the par value of $.02 issued and outstanding, or held as treasury shares, immediately prior to the time this amendment becomes effective shall be and are by this means automatically reclassified and changed (without any further act) into shares of the par value of $.10, the number of which shall equal the quotient derived from dividing the number of such shares by 5. This amendment shall become effective without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, and shall constitute a 1 for 5 reverse stock split, provided that no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share that occur as a result of the foregoing reclassification and change shall be paid in money by the Corporation the value of their fractional shares."

         SECOND: That the aforesaid amendment was duly adopted by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That written notice of the taking of such corporate action without a meeting by less than unanimous written consent was sent or given to all stockholders at least 20 days prior to the effective date of the amendment.

         FOURTH: That the effective date of the aforesaid amendment shall be June 30, 1997.

         CE Software Holdings, Inc. has caused t his Certificate to be signed on this 27th day of June 1997 by its Secretary and authorized officer, John S. Kirk, who acknowledges that his signature is the act and deed of the corporation and that the facts stated herein are true.

                                           CE Software Holdings, Inc.

                                           By /s/   John S. Kirk
                                                    John S. Kirk, Secretary


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                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           CE SOFTWARE HOLDINGS, INC.

         CE Software Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That Section 4.1 of Article 4 of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

                           "ARTICLE 4 - CAPITAL STOCK

                  4.1 The aggregate number of shares of stock the corporation has authority to issue shall be Two Million (2,000,000) shares, all of which shall be classified as Common Stock with a par value of ten cents ($0.10) per share."

         SECOND: That the aforesaid amendment was duly adopted in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware at the annual meeting of the stockholders held on February 25, 1999.

         THIRD: That the aforesaid amendment shall be effective upon filing with the Delaware Secretary of State.

         CE Software Holdings, Inc. has caused this Certificate to be signed on this 10th day of May, 1999 by its Secretary and authorized officer, John S. Kirk, who acknowledges that his signature is the act and deed of the corporation and that the facts stated herein are true.

                                             CE Software Holdings, Inc.



                                             By /s/   John S. Kirk
                                                John S. Kirk, Secretary



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                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CE SOFTWARE HOLDINGS, INC.


         CE Software Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That Section 4.1 of Article 4 of the Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

                            "ARTICLE 4-CAPITAL STOCK

         4.1 The aggregate number of shares the corporation has authority to issue shall be 10,000,000 shares of the par value of $.01 each, which shall be designated as Common Stock."

         SECOND: That the aforesaid amendments were duly adopted in accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware at the annual meeting of the stockholders held on April 27, 2000.

         THIRD: That the aforesaid amendment shall be effective upon filing with the Delaware Secretary of State.

         CE Software Holdings, Inc. has caused this Certificate to be signed on this 27th day of April, 2000 by its Secretary and authorized officer, John S. Kirk, who acknowledges that his signature is the act and deed of the corporation and that the facts stated herein are true.

                                       CE Software Holdings, Inc.

                                       By  /s/ John S. Kirk
                                             John S. Kirk, Secretary




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                              CERTIFICATE OF MERGER
                                       of
              LIGHTNING ROD SOFTWARE, INC., a Minnesota corporation
                                      into
               CE SOFTWARE HOLDINGS, INC., a Delaware corporation

         Pursuant to Section 252 of the General Corporation Law of Delaware, the undersigned corporation certifies the following:

         1. The name and state of incorporation of each of the constituent corporations of the merger are as follows: CE Software Holdings, Inc., a Delaware corporation, and Lightning Rod Software, Inc., a Minnesota corporation.

         2. An agreement and plan of merger entitled "Amended and Restated Agreement and Plan of Merger" dated as of February 15, 2000, as amended, has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of Delaware.

         3. The name of the surviving corporation is CE Software Holdings, Inc., a Delaware corporation.

         4. The Restated Certificate of Incorporation, as amended, of CE Software Holdings, Inc., a Delaware corporation, which shall survive the merger shall be the Restated Certificate of Incorporation, as amended, of the surviving corporation; provided, however, that the following further amendments to the Restated Certificate of Incorporation of CE Software Holdings, Inc. are effected by the merger:

         Article 1 of the Restated Certificate of Incorporation of CE Software Holdings, Inc. shall be amended to read as follows:

                                "ARTICLE I - NAME

         The name of the Corporation is Lightning Rod Software, Inc."

         5. The executed Amended and Restated Agreement and Plan of Merger, as amended, is on file at an office of the surviving corporation, the address of which is 7031 Ohms Lane, Suite 600, Minneapolis, MN 55439.

         6. A copy of the Amended and Restated Agreement and Plan of Merger, as amended, will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         7. The authorized capital stock of Lightning Rod Software, Inc. consists of 50,000,000 shares, including 35,000,000 shares of common stock with a par value of one cent ($.01) per share and 15,000,000 shares of preferred stock with a par value of one cent ($.01) per share.


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         8. This Certificate of Merger shall become effective at the date and time of the filing with the Delaware Secretary of State.

                                      CE SOFTWARE HOLDINGS, INC.
                                      A Delaware corporation


                                       /s/ John S. Kirk
                                       John S. Kirk, Secretary